Exhibit 99.4

August 31, 2026

Sports One

45 Catalpa Drive

Atherton, CA 94027

Re: Other Investors Letter Agreement regarding Lock-up and Right of First Refusal with respect to Shares of Sono Group N.V.

Ladies and Gentlemen:

Reference is hereby made to the Share Purchase Agreement (the “Share Purchase Agreement”), dated August 31, 2026, among Sono Group N.V., a public company with limited liability under Dutch law (naamloze vennootschap) (the “Company”) and each of the purchasers party thereto. The Share Purchase Agreement provides for a registered offering (the “Offering”) of an aggregate of 283,500 ordinary shares of the Company (the “Registered Direct Shares”). Terms used but not defined herein shall have the meanings ascribed to them in the Share Purchase Agreement.

1. Lock-up Agreement.

(a) In recognition of the benefit that the Offering will confer upon each of the undersigned Purchasers (the “Purchasers”), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned Purchasers agrees that, without the prior written consent of the Chairman of the Board of Sports One (“Sports One”), such undersigned Purchaser will not, for a period (the “Lock-Up Period”) commencing on the date hereof and ending 180 days after the date of the Share Purchase Agreement, (1) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, lend or otherwise transfer or dispose of, directly or indirectly, any ordinary shares of the Company or any of its successors (the “Ordinary Shares”) or any securities convertible into or exercisable or exchangeable for Ordinary Shares, whether now owned or hereafter acquired by such undersigned or with respect to which such undersigned Purchaser has or hereafter acquires the power of disposition; (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise; or (3) publicly disclose the intention to do any of the foregoing (the “Lock-up Agreement”).

(b) The foregoing restrictions shall not apply to:

i.	transfers of Ordinary Shares (i) as a bona fide gift or gifts, (ii) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned or (iii) by operation of law, such as pursuant to a qualified domestic order or as required by a divorce settlement;

ii.	transfers of Ordinary Shares acquired in open market transactions after the completion of the Offering or in connection with the proposed business combination with the Company;

iii.	if the undersigned Purchaser is a corporation, limited liability company, partnership, trust or other entity, transfers to its stockholders, members, partners or trust beneficiaries as part of a distribution, or to any corporation, partnership or other entity that is its affiliate;

iv.	as dispositions to any trust for the direct or indirect benefit of the undersigned Purchaser and/or the immediate family of the undersigned Purchaser;

provided, that in each transfer pursuant to clauses (i), (ii), (iii) and (iv), the transferee (collectively, “Permitted Transferees”) agrees to be bound in writing by the terms of the Lock-Up Agreement prior to such transfer and such transfer shall not involve a disposition for value; and provided further, that in each transfer pursuant to each of the above clauses, no filing or public announcement under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise is required or voluntarily made by any party in connection with such transfer, other than any filing required under Section 16(a) of the Exchange Act, and if any filing under Section 16(a) of the Exchange Act in connection with such transfer or distribution shall be legally required during the Lock-up Period, such filing shall clearly indicate in the footnotes thereto the nature and conditions of such transfer. For purposes of the Lock-Up Agreement, (i) “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

(c) Each of the undersigned Purchasers also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar relating to the transfer of the undersigned’s Ordinary Shares except in compliance with the restrictions described above.

(d) Each of the undersigned Purchasers understands that the Board of Directors of Sports One and each of the other Purchasers are relying on the Lock-Up Agreement in proceeding toward consummation of the Offering. The Lock-Up Agreement is irrevocable and shall be binding upon each of the undersigned Purchasers and their respective heirs, personal representatives, successors and assigns.

2. Right of First Refusal.

(a) Right of First Refusal. Each time following the expiration of the Lock-Up Period that any of Internal Market Fund, LLC, Chris Larsen, Demetri Argyropoulos, Demetri Daphins, Jon Ricketts or any of their Permitted Transferees (each, a “Transferring Purchaser”) receives an offer from a third party that is not an affiliate of such Purchaser (“Independent Third Party”) to purchase all or any portion of the Ordinary Shares owned by such Transferring Purchaser (a “Third-Party Offer”) that such Transferring Purchaser desires to accept, the Transferring Purchaser must offer to transfer those Ordinary Shares (the “Subject Securities”) to Paul Misir, Chris Kelly and Kelly Ventures I LP (the “Other Purchasers”) in accordance with the provisions of this Section 2 prior to transferring any such Subject Securities to such Independent Third Party.

(b) ROFR Transfer Notice.

(i) The Transferring Purchaser shall, within five business days of receipt of any Third-Party Offer, deliver written notice (a “ROFR Transfer Notice”) to Sports One and the Other Purchasers stating that it has received a bona fide Third-Party Offer and describing the material terms and conditions of such offer, including:

(A) a description of the Subject Securities (including the amount thereof) subject to such Third-Party Offer;

(B) the identity of the Independent Third Party who made such Third-Party Offer;

(C) the proposed consideration payable to the Transferring Purchaser under such Third-Party Offer (the “Offer Consideration”), including the per share purchase price for the Subject Securities; and

(D) the proposed date, time, and location of the closing of the transfer contemplated by such Third-Party Offer, which shall not be less than 60 days from the date of the ROFR Transfer Notice.

(ii) The ROFR Transfer Notice shall constitute the Transferring Purchaser’s offer to transfer the Subject Securities to the Other Purchasers on the terms and conditions set forth therein, which offer shall be irrevocable for a period of 10 days from the date of delivery of the ROFR Transfer Notice (the “ROFR Notice Period”).

(iii) By delivering the ROFR Transfer Notice, the Transferring Purchaser represents and warrants to Sports One and each Other Purchaser that: (x) the Transferring Purchaser has full right, title, and interest in and to the Subject Securities; (y) the Transferring Purchaser has all the necessary power and authority and has taken all necessary action to transfer the Subject Securities as contemplated hereby; and (z) the Subject Securities are free and clear of any and all liens, pledges or other encumbrances.

(c) Exercise of Right of First Refusal.

(i) Upon receipt of any ROFR Transfer Notice, each Other Purchaser shall have until the end of the ROFR Notice Period to deliver a written notice (a “ROFR Exercise Notice”) to the Transferring Purchaser and Sports One stating that it is exercising its right to purchase all (but not less than all) of the Subject Securities on the terms and conditions (including the Offer Consideration) specified in such ROFR Transfer Notice. Any ROFR Exercise Notice so delivered shall be binding upon delivery and irrevocable by the applicable Purchaser (each, a “ROFR Purchaser”). If there is more than one ROFR Purchaser at the end of the ROFR Notice Period, each ROFR Purchaser shall be allocated its Pro Rata Portion of the Subject Securities, unless otherwise agreed to in writing by all of the ROFR Purchasers. Pro Rata Portion means, with respect to any ROFR Purchaser, the number of Ordinary Shares equal to the product of (i) the total number of Subject Securities, multiplied by (ii) a fraction (x) the numerator of which is the total number of outstanding Ordinary Shares owned by such ROFR Purchaser on the date of the applicable ROFR Transfer Notice, and (y) the denominator of which is the total number of outstanding Ordinary Shares owned by all of the ROFR Purchasers on such date.

(ii) Each Other Purchaser that does not deliver a ROFR Exercise Notice during the ROFR Notice Period shall be deemed to have waived all of such Other Purchaser’s rights to purchase the Subject Securities, and the Transferring Purchaser shall thereafter, subject to the rights of any ROFR Purchasers and the other provisions of this agreement, be free to transfer the Subject Securities to the Independent Third Party identified in its ROFR Transfer Notice on the terms and conditions set forth therein, without any further obligation to such Other Purchasers hereunder.

(d) Sale to Independent Third Party. If no Other Purchaser delivers a ROFR Exercise Notice during the ROFR Notice Period in accordance with Section 2(c)(i), the Transferring Purchaser may, during the 60 day period immediately following the expiration of the ROFR Notice Period (the “ROFR Transfer Period”), transfer the Subject Securities to the Independent Third Party identified in the ROFR Transfer Notice on terms and conditions no more favorable to such Independent Third Party than those offered to the Other Purchasers. If the Transferring Purchaser does not consummate such transfer within the ROFR Transfer Period, the rights provided hereunder shall be deemed revived, and the Transferring Purchaser shall not transfer the Subject Securities to the Independent Third Party unless first re-offered to the Other Purchasers in accordance with this Section 2.

(e) Sale to ROFR Purchaser. If any Other Purchaser delivers a ROFR Exercise Notice to the Transferring Purchaser and Sports One in accordance with Section 2(c)(i), the Transferring Purchaser shall transfer to each such ROFR Purchaser, and each such ROFR Purchaser shall purchase from the Transferring Purchaser, within the ROFR Transfer Period and on the terms and conditions set forth in such ROFR Purchaser’s ROFR Exercise Notice, all of the Subject Securities described therein or, if there is more than one ROFR Purchaser, the amount of Subject Securities allocated to such ROFR Purchaser pursuant to Section 2(c)(i). At the closing of each transfer described in the immediately preceding sentence, (i) the Transferring Purchaser shall deliver to the ROFR Purchaser a certificate or certificates representing the Subject Securities to be transferred to such ROFR Purchaser, accompanied by all necessary stock powers with signatures guaranteed and all required stock transfer taxes paid and stamps affixed, as applicable, and (ii) the ROFR Purchaser shall deliver the Offer Consideration for such Subject Securities to the Transferring Purchaser by wire transfer of immediately available funds.

(f) Cooperation. Each party hereto shall take any and all actions (including entering into agreements and delivering any certificates, instruments, or consents) as may be reasonably appropriate or necessary to consummate any transfer required or permitted hereunder.

3. Drag-Along Right.

(a) Drag-Along Right. Subject to Section 2, if the holders of a simple majority of the Registered Direct Shares (collectively, the “Dragging Purchasers”) agree to (i) sell all of their Registered Direct Sharers to one or more third parties other than an affiliate of any such Dragging Purchaser (each, a “Drag Transferee”) in a single transaction or series of related transactions or (ii) vote in favor of any business combination, merger, reorganization, recapitalization or similar transaction (a “Corporate Transaction”), then, upon the written election of the Dragging Purchasers, each of the other Purchasers (the “Dragged Purchasers”) shall, be required (i) in the case of a transfer of Registered Direct Shares, to transfer all (but not less than all) of the Registered Direct Shares then held by such Dragged Purchaser to such Drag Transferee on the terms set forth in this Section 3 (the “Drag-Along Right”) and (ii) in the case of a Corporate Transaction, to vote together with the Dragging Purchasers in favor of the applicable Corporate Transaction.

(b) Drag-Along Notice. Not less than ten (10) Business Days prior to the proposed consummation of any transfer or Corporate Transaction vote subject to this Section 3, the Dragging Purchasers shall deliver written notice (a “Drag-Along Notice”) to Sports One and the Dragged Purchasers. The Drag-Along Notice shall identify the Drag Transferee or Corporate Transaction, as applicable, and set forth: (A) with respect to any transfer of Registered Direct Shares (i) the number of Registered Direct Shares proposed to be transferred by the Dragging Purchasers; (ii) the purchase price per share and the form of consideration; (iii) the proposed closing date; and (iv) all other material terms and conditions of the proposed transfer and (B) with respect to any Corporate Transaction vote, the material terms and conditions of the Corporate Transaction.

(c) Obligations of the Dragged Purchasers. Upon receipt of a Drag-Along Notice, each of the Dragged Purchasers shall be obligated to:

(A) in the case of a transfer of Registered Direct Shares:

(i) transfer all Registered Direct Shares then held by such Dragged Purchaser to the Drag Transferee at the same price per share, in the same form of consideration, and on the same terms and conditions (including as to representations, warranties, covenants and indemnities) as apply to the Dragging Purchasers, except that the Dragged Purchasers shall be required to make only representations and warranties as to their respective authority, ownership of and title to their Registered Direct Shares, and the absence of liens and encumbrances thereon;

(ii) bear their pro rata share, based on the proceeds received, of any transaction expenses borne by the Dragging Purchasers; provided that the Dragged Purchasers shall not be required to bear any liability in excess of the proceeds actually received by each of them, except in the case of fraud by a Dragged Purchaser; and

(iii) take all actions and execute all documents reasonably requested by the Dragging Purchasers to affect the transfer, including delivering executed share transfer documentation and any required consents;

and (B) in the case of a Corporate Transaction, vote together with the Dragging Purchasers in favor of the applicable Corporate Transaction.

(d) Closing. The transfer of the Dragged Purchasers’ Registered Direct Shares to the Drag Transferee shall be consummated concurrently with the transfer of the Dragging Purchasers’ Registered Direct Shares to the Drag Transferee. At closing, the Dragged Purchasers shall deliver the applicable Registered Direct Shares, free and clear of all liens, pledges and other encumbrances, against payment of the applicable purchase price by wire transfer of immediately available funds (or in such other form of consideration as is payable to the Dragging Purchasers).

(e) Changes in Terms. Any material change in the purchase price, form of consideration or other material terms of the transfer of Registered Direct Shares or Corporate Transaction from those set forth in the Drag-Along Notice shall require a new Drag-Along Notice and a new ten (10) Business Day period under Section 4(b).

(f) Excluded Transfers. This Section 3 shall not apply to any transfer to an affiliate of a Dragging Purchaser; provided that the transferee agrees in writing, prior to such transfer, to be bound by this letter as a Purchaser, and the transferring Purchaser shall remain liable for the transferee’s compliance with this letter.

4. Morals Repurchase Right.

(a) Morals Event. If, at any time while Internal Market Fund, LLC or its Managing Partner, Chris Larsen, Demetri Argyropoulos, Demetri Daphnis or Jon Ricketts (each a “Covered Purchaser”) owns any Registered Direct Shares, such Covered Purchaser: (i) is convicted of, or pleads guilty or nolo contendere to, any felony or any crime involving fraud, dishonesty, embezzlement, misappropriation or moral turpitude; (ii) engages in fraud, willful misconduct or gross negligence that causes material harm to the business, assets or reputation of the Company or Sports One; (iii) materially violates any applicable law in a manner that causes material harm to the business, assets or reputation of the Company or Sports One; or (iv) engages in conduct that becomes the subject of material adverse publicity and that the Board of Directors of Sports One determines in good faith, based on reasonably available facts and after providing such Covered Purchaser a reasonable opportunity to respond, has caused or is reasonably likely to cause material harm to the business or reputation of the Company or Sports One (each, a “Morals Event”), each of Paul Misir, Chris Kelly and Kelly Ventures I LP (the “Morals Clause Purchasers”) shall have the right, but not the obligation, to purchase from such Covered Purchaser all or any portion of the Registered Direct Shares then owned by such Covered Purchaser at Fair Market Value in accordance with this Section 4 (the “Repurchase Right”).

(b) Exercise. The Morals Clause Purchasers may exercise the Repurchase Right by delivering written notice to the applicable Covered Purchaser (a “Repurchase Notice”) within 90 days after the Board of Directors of Sports One obtains actual knowledge of the facts giving rise to the applicable Morals Event. The Repurchase Notice shall specify the Registered Direct Shares to be purchased and Sports One’s good-faith determination of the Fair Market Value thereof. The Repurchase Right may be exercised notwithstanding the lock-up provisions in Section 1 hereof or the right of first refusal set forth in Section 2 hereof, and any transfer pursuant to this Section 4 shall not be subject to Section 2. If there is more than one Morals Clause Purchaser, each Morals Clause Purchaser shall be allocated its Pro Rata Portion of the Ordinary Shares, unless otherwise agreed to in writing by all of the Morals Clause Purchasers. Pro Rata Portion in this Section 4 means, with respect to any Morals Clause Purchaser, the number of Ordinary Shares equal to the product of (i) the total number of Registered Direct Shares, multiplied by (ii) a fraction (x) the numerator of which is the total number of outstanding Ordinary Shares owned by such Morals Clause Purchaser on the date of the applicable Repurchase Notice, and (y) the denominator of which is the total number of outstanding Ordinary Shares owned by all of the Morals Clause Purchasers on such date.

(c) Fair Market Value. “Fair Market Value” means the fair market value of the applicable Registered Direct Shares as of the date of the Repurchase Notice. Fair Market Value shall be determined in the sole discretion of the Board of Directors of Sports One.

(d) Closing. The closing of a purchase pursuant to this Section 4 shall occur within 10 business days after Fair Market Value becomes final, at a time and place designated by the applicable Morals Clause Purchaser. At the closing, (i) the applicable Covered Purchaser shall deliver the Registered Direct Shares being purchased, free and clear of all liens, pledges and other encumbrances, together with all instruments reasonably necessary to effect the transfer, and (ii) the applicable Morals Clause Purchaser or its designee shall pay the aggregate Fair Market Value in cash by wire transfer of immediately available funds, in each case subject to applicable law.

(e) Survival and Enforcement. The rights and obligations under this Section 4 shall survive the expiration of the Lock-Up Period and shall continue for so long as any Covered Purchaser owns any Registered Direct Shares. Each Covered Purchaser shall take all actions and execute all documents reasonably requested by Sports One to give effect to this Section 4, including the delivery of transfer instructions to the Company’s transfer agent, subject in all cases to applicable law.

4. This letter may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same letter.

5. Governing Law. This letter shall be governed by and construed in accordance with the laws of the State of New York.

6. Arbitration. Any dispute, controversy, or claim arising out of or relating to this Agreement, or the breach, termination, or validity thereof, shall be finally resolved by binding arbitration administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures then in effect. The arbitration shall be conducted before a single arbitrator, in New York, New York. The arbitrator’s award shall be final and binding, and judgment upon the award may be entered in any court of competent jurisdiction.

7. Waiver of Jury Trial. Each party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

[Signature Pages Follow]

Very truly yours,

/s/ Paul Misir
Paul Misir

/s/ Christopher Kelly
Christopher Kelly

Kelly Ventures I LP

By:	/s/ Christopher Kelly
Name:	Christopher Kelly
Title:	Managing Partner

Internal Market Fund, LLC

By:	/s/ Michael Spanos
Name:	Michael Spanos
Title:	Managing Partner

/s/ Chris Larsen
Chris Larsen

/s/ Demetri Argyropoulos
Demetri Argyropoulos

/s/ Demetri Daphnis
Demetri Daphnis

/s/ Jon Ricketts
Jon Ricketts

Accepted and agreed to as of the
date first written above:

Sports One

By:	/s/ Christopher Kelly
Name:	Christopher Kelly
Title:	CEO